Exhibit (e)(1)

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of this 2nd day of September 2008, by and between the Marshall Funds, Inc. a Wisconsin corporation (the “Corporation”), and M&I Distributors, LLC, a Wisconsin limited liability company (the “Distributor”).

WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended  (the “1940 Act”) and is authorized to issue shares of beneficial interests in separate series with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority. (“FINRA”); and

WHEREAS, the Corporation and the Distributor desire to enter into an agreement pursuant to which the Distributor shall be the distributor of the shares of the Corporation representing the investment portfolios described on Schedule A hereto and any additional shares and/or investment portfolios the Corporation and the Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such shares and any additional shares are referred to as the “Shares” and such investment portfolios and any additional investment portfolios are individually referred to as a “Fund” and collectively the “Funds”).

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.

Appointment of the Distributor.

The Corporation hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement.  The Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.

2.

Services and Duties of the Distributor.

2.1

The Distributor will act as agent for the distribution of Shares in accordance with the instructions of the Corporation’s Board of Directors and officers and in accordance with the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended (the “1933 Act”).

2.2

The Distributor may incur expenses on its own behalf for appropriate distribution activities that it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature.  At the direction of the Corporation, the Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and if it so chooses, the Distributor may act as principal. The Distributor shall not be obligated to incur any specific expenses nor sell any certain number of Shares of any Fund.

2.3

All Shares of the Funds offered for sale by the Distributor shall be offered for sale to the public at a price per share (the “offering price”) provided in the Funds’ then current prospectus.  The Distributor shall have no liability for the payment of the purchase price of the Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

2.4

The Distributor shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission (the “Commission”) and FINRA.

2.5

The Distributor shall not utilize any materials in connection with the sales or offering of Shares except the Corporation’s prospectus and statement of additional information and such other materials as the Corporation shall provide or approve.  The Distributor agrees to provide compliance review of all sales literature and marketing materials prepared for use by or on behalf of the Corporation in advance of the use of such materials.  The Corporation agrees to incorporate such changes to such materials as the Distributor shall request.  The Distributor will file the materials as may be required with FINRA, the Commission or state securities commissioners. The Corporation represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.

3.

Duties and Representations of the Corporation.

3.1

The Corporation represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with its Articles of Incorporation, By-Laws, its registration statement as may be amended from time to time and resolutions and other instructions of its Board of Directors and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which shares of the Funds are offered and sold, and the rules and regulations thereunder.

3.2

The Corporation shall take or cause to be taken all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Corporation hereunder.

3.3

The Corporation shall execute any and all documents and furnish any and all information and otherwise take all actions that may be reasonably necessary in the discretion of the Corporation’s officers and in connection with the qualification of the Shares for sale in such states as the Distributor and the Corporation may approve.  The Corporation also shall maintain the qualification of a sufficient number or amount of shares thereunder and shall pay all costs and expenses in connection with such qualification.  The Corporation shall notify the Distributor, or cause it to be notified, of the states in which the Shares may be sold and shall notify the Distributor of any change to the information.

3.4

The Corporation shall, at its expense, keep the Distributor fully informed with regard to its affairs. In addition, the Corporation shall furnish the Distributor from time to time such information, documents and reports with respect to the Corporation and the Shares as the Distributor may reasonably request.  Furthermore, the Corporation warrants that the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

3.5

The Corporation represents to the Distributor that all registration statements and prospectuses of the Corporation filed or to be filed with the Commission under the 1933 Act and 1940 Act with respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder.  As used in this Agreement the terms “registration statement” and “prospectus” shall mean any registration statement and prospectus (together with the related statement of additional information) at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with said Commission.  The Corporation represents and warrants to the Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all information contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Corporation agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary or required in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading.  The Corporation shall promptly notify the Distributor of any advice given to it by counsel to the Corporation regarding the necessity or advisability of amending or supplementing the registration statement.

3.6

The Corporation shall not file any amendment to the registration statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance and if the Distributor declines to assent to such amendment (after a reasonable time), the Corporation may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If the Corporation shall not propose an amendment or amendments and/or supplement or supplements promptly after receipt by the Corporation of a written request in good faith from the Distributor to do so, the Distributor may, at its option, immediately terminate this Agreement. In addition, if, at any time during the term of this Agreement, the Distributor requests the Corporation to make any change in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirement of applicable law or regulation, and the Corporation fails to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Corporation without payment of any penalty.  Nothing contained in this Agreement shall in any way limit the Corporation’s right or obligation to file at any time any amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Corporation may deem advisable, with advice of its counsel, such right being in all respects absolute and unconditional.

3.7

Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Corporation may decline to accept any orders for, or make any sales of, any Shares until such time as it deems it advisable to accept such orders and to make such sales and the Corporation shall advise the Distributor promptly of such determination.

3.8

The Corporation agrees to advise the Distributor promptly in writing:

(i)

of any correspondence or other communication by the Commission or its staff relating to the Funds including requests by the Commission for amendments to the registration statement or prospectuses;

(ii)

in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

(iii)

of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

(iv)

of all actions taken by the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.

4.

Indemnification.

4.1

The Corporation authorizes the Distributor to use any prospectus or statement of additional information, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.  The Corporation shall indemnify, defend and hold the Distributor, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act (“Distributor Indemnitees”), free and harmless (a) from and against any and all losses, claims, demands, liabilities, damages, charges, payments, costs and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages, charges, payments, costs or expenses and any counsel fees incurred in connection therewith) of any and every nature (“Losses”) which the Distributor and/or any of the Distributor Indemnitees may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, an annual or interim report to shareholders or sales literature filed by the Corporation with the Commission, or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Corporation’s obligation to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to the Corporation or its counsel by the Distributor in writing for the purpose of, and used in, the preparation thereof or (b) from and against any and all Losses which the Distributor and/or each of the Distributor Indemnitees may incur when acting in accordance with instructions from the Corporation or its representatives (other than the Distributor and any Distributor Indemnitee).  Promptly after receipt by the Distributor of notice of the commencement of an investigation, action, claim or proceeding, the Distributor shall, if a claim for indemnification in respect thereof is to made under this section, notify the Corporation in writing of the commencement thereof.  In no case (i) is the Corporation’s indemnity in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or such indemnified person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or such person’s duties or by reason of its or such person’s reckless disregard of its or such person’s obligations and duties under this Agreement, or (ii) is the Corporation to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or such person, as the case may be, shall have notified the Corporation in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent).  However, failure to notify the Corporation of any such claim shall not relieve the Corporation from any liability that the Corporation may have to the Distributor or any person against whom such action is brought otherwise than on account of the Corporation indemnity agreement contained in this Paragraph.

4.2

The Corporation shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by the Corporation and approved by the Distributor, which approval shall not be unreasonably withheld.  In the event the Corporation elects to assume the defense of any such suit and retain such counsel and notifies the Distributor of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Corporation’s election.  If the Corporation does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Corporation, or in case there is a conflict of interest between the Corporation and the Distributor or any of the Distributor Indemnitees, the Corporation will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor and other indemnified persons.  The Corporation’s indemnification agreement contained in Sections 4.1 through 4.3 and the Corporation’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor and each of the Distributor Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement.  This agreement of indemnity will inure exclusively to the Distributor’s benefit, to the benefit of each of the Distributor Indemnitees, and their estates and successors. The Corporation agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Corporation or any of its officers or trustees in connection with the issue and sale of any of the Shares.

4.3

The Distributor shall indemnify, defend and hold the Corporation, and each of its present or former directors, officers, employees, representatives, and any person who controls or previously controlled the Corporation within the meaning of Section 15 of the 1933 Act (“Corporate Indemnitees”), free and harmless from and against any and all Losses which the Corporation, and each of its present or former directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, (a) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Corporation’s registration statement or any prospectus, as from time to time amended or supplemented, or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Corporation or its counsel by the Distributor for the purpose of, and used in, the preparation thereof, and (b) to the extent any Losses arise out of or result from any negligent or wrongful act by the Distributor or any of the Distributor’s directors, officers, employees or representatives. Promptly after receipt by the Corporation of notice of the commencement of an investigation, action, claim or proceeding, the Corporation shall, if a claim for indemnification in respect thereof is to made under this section, notify the Distributor in writing of the commencement thereof.  In no case (i) is the Distributor’s indemnity in favor of the Corporation or any person indemnified to be deemed to protect the Corporation or such indemnified person against any liability to which the Corporation or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or such person’s duties or by reason of its or such person’s reckless disregard of its or such person’s obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Corporation or any person indemnified unless the Corporation or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon the Corporation or upon such person (or after the Corporation or such person shall have received notice of such service on any designated agent).  However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability that the Distributor may have to the Corporation or any person against whom such action is brought otherwise than on account of the Distributor’s indemnity agreement contained in this Paragraph.

4.4

The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Corporation, which approval shall not be unreasonably withheld.  In the event the Distributor elects to assume the defense of any such suit and retain such counsel and notifies the distributor of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Distributor’s election.  If the Distributor does not elect to assume the defense of any such suit, or in case the Corporation does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Corporation and them.  The Distributor’s indemnification agreement contained in Sections 4.4 and 4.5 and the Distributor’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Corporation or any of the Corporate Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Corporation's benefit, to the benefit of each of the Corporate Indemnitees and their estates and successors.  The Distributor agrees promptly to notify the Corporation of the commencement of any litigation or proceedings against the Distributor or any of its officers or members in connection with the issue and sale of any of the Shares.

5.

Offering of Shares.

No Shares shall be offered by either the Distributor or the Corporation under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Corporation if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Corporation’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus or Articles of Incorporation.

6.

Limitation of Liability.

The Distributor assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control.  The Distributor will, however, take all reasonable steps to minimize service interruptions.

7.

Term.

7.1

This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed.  Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until December 31, 2008.  Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Corporation’s Board of Directors or (ii) the vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by a majority of the Corporation’s Board of Directors who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

7.2

This Agreement may be terminated without penalty with respect to a particular Fund (a) through a failure to renew this Agreement at the end of a term, (b) upon mutual consent of the parties, or (c) on no less than sixty (60) days’ written notice, by the Corporation’s Board of Directors, by vote of a majority (as defined with respect to voting securities in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, or by the Distributor (which notice may be waived by the party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Corporation.  This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

7.3

In the event of termination of this Agreement, all reasonable expenses associated with movement of records and materials and conversion thereof shall be borne by the Funds.

8.

Miscellaneous.

8.1

The services of the Distributor rendered to the Funds are not deemed to be exclusive.  The Distributor may render such services and any other services to others, including other investment companies.  The Corporation recognizes that from time to time members, officers, and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

8.2

The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Corporation all records relative to the Funds’ shareholders, not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, and not to disclose such information except where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or court process, when subject to governmental or regulatory audit or investigation, or when so requested by the Corporation.  In case of any requests or demands for inspection of the records of the Funds, the Distributor will endeavor to notify the Corporation promptly and to secure instructions from a representative of the Corporation as to such inspection. The following shall not be subject to this paragraph: (a) records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives, (b) information lawfully received from a third party having rights in the information without restriction, and without notice of any restriction against its further disclosure, and (c) information which was already in the possession of the Distributor prior to receipt thereof.

8.3

The rights granted to the Distributor shall be non-exclusive in that the Corporation reserves the right to otherwise solicit purchases from, and sell Shares to, investors, including without limitation the right to issue Shares in connection with the merger or consolidation of any other investment company, trust or personal holding company with a Fund, or a Fund’s acquisition, by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity.

8.4

The Distributor agrees that it will establish and implement an anti-money laundering program that duly conforms in all respects with current applicable federal anti-money laundering laws and regulations.

8.5

Each party agrees that, with respect to “non-public personal information,” as defined in Regulation S-P, it will comply with Regulation S-P and will not disclose any non-public personal information received in connection with this Agreement to any other party, except to the extent necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P.

8.6

This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder.  Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

8.7

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows:  Notice to the Distributor shall be sent to M&I Distributors, LLC, 111 East Kilbourn Avenue, Suite 200, Milwaukee, WI, 53202, Attention: Chief Compliance Officer, and notice to the Corporation shall be sent to Marshall Funds, Inc., 111 East Kilbourn Avenue, Suite 200, Milwaukee, WI, 53202, Attention: President.

8.8

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

8.9

The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise effect their construction or effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

MARSHALL FUNDS, INC.

(the “Corporation”)

By: /s/ John M. Blaser

John M. Blaser, President

M&I DISTRIBUTORS, LLC

(the “Distributor”)

By: /s/ James F. Duca, II

James F. Duca, II, President & CEO

Schedule A

to the

Distribution Agreement

by and between

Marshall Funds, Inc.

and

M&I Distributors, LLC

Name of Funds

Marshall Large-Cap Value Fund

Marshall Large-Cap Growth Fund

Marshall Mid-Cap Value Fund

Marshall Mid-Cap Growth Fund

Marshall Small-Cap Growth Fund

Marshall International Stock Fund

Marshall Aggregate Bond Fund

Marshall Government Income Fund

Marshall Short-Intermediate Bond Fund

Marshall Intermediate Tax-Free Fund

Marshall Short-Term Income Fund

Marshall Prime Money Market Fund

Marshall Government Money Market Fund

Marshall Tax-Free Money Market Fund

A-1

Schedule B

to the

Distribution Agreement

by and between

Marshall Funds, Inc.

and

M&I Distributors, LLC

Services

•

Prepare expense, compliance and other reports for Board;

•

Train staff on regulatory and financial aspects of sales contests and incentive programs;

•

Maintain registration of broker-dealer at FINRA and states levels;

•

Review and file with FINRA advertising and sales literature (including web site);

•

Maintain files of advertising and sales literature, as required;

•

Monitor Distributor’s code of ethics, insider trading and compliance procedures;

•

Collect, process and pay sales loads and/or 12b-1 fees’

•

Calculate unreimbursed 12b-1 fees;

•

Upon request, prepare reports on distribution expenses;

•

Maintain dealer, shareholder servicing and other related agreements with financial intermediaries;

•

Facilitate NSCC Fund/SERV trading functions;

•

Prepare report on Distributor’s code of ethics for Board; and

•

Execute acceleration requests, as necessary.

Distribution Reporting

•

Prepare 12b-1 and expense reports for the Board of Directors as needed

•

Consult with the Corporation and others, as appropriate, concerning regulatory, financial and disclosure requirements for sales contests and incentive programs and related marketing materials;

•

Maintain registration of Distributor with FINRA and all 50 states;

•

Review, provide comments and approve advertising and sales literature;

•

File advertising and sales literature with FINRA and maintain records as required;

•

Monitor Distributor’s Code of Ethics and Insider Trading Policy;

•

Authorize payment of sales loads and 12b-1 payments;

•

Review any request for unreimbursed 12b-1 fees;

•

Prepare reports concerning distribution expenses as needed;

•

Maintain dealer and other agreements with financial institutions;

•

As needed, execute Rule 461 filings (request for acceleration of effective date of a registration statement);

•

Upon request, prepare report on Distributor’s Code of Ethics

B-1